Mail to : Secretary of State
                              Corporations Section
Please include a typed      1560 Broadway, Suite 200
self-addressed envelope        Denver, CO  80202
                                (303) 894-2251
MUST BE TYPED                 Fax (303) 894-2242
FILING FEE: $50.00
MUST SUBMIT TWO COPIES
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                           ARTICLES OF INCORPORATION

Corporation Name    Centennial Banc Share Corp.
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Principal Business Address   5675 DTC Blvd. Suite 110, Englewood, Colorado 80111
                          ------------------------------------------------------
                           (Include City, State, Zip)

Cumulative voting shares of stock is authorized.    Yes [   ]   No [ X ]

If duration is less than perpetual enter number of years    perpetual
                                                        ------------------------

Preemptive rights are granted to shareholders.    Yes [   ]   No [ X ]

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class   common      Authorized Shares   50,000,000     Par Value  .0000001
           ---------------                 ------------------         ----------

Stock Class   preferred   Authorized Shares   1,000,000      Par Value  .0000001
           ---------------                 ------------------         ----------

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name    Burden               First & Middle Name    Jerrold Dean
         -------------------------                   ---------------------------

Street Address    5675 DTC Blvd.  Englewood, Colorado Suite 110  80111
              ------------------------------------------------------------------
                           (Include City, State, Zip)

  The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent    /s/ Jerrold D. Burden
                             ---------------------------------------------------

These articles are to have a delayed effective date of:
                                                       -------------------------

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

       NAME                                           ADDRESS
Jerrold D. Burden                  5675 DCT Blvd.  Englewood, CO, ST. 110  80111
--------------------------------   ---------------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.


Signature  /s/  Jerrold D. Burden           Signature
         -------------------------------             ---------------------------